Exhibit 32

      In connection with the Quarterly Report of Royce Biomedical Inc. (the "Company") on Form 10-QSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), Kathy Jiang, the President and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                       ROYCE BIOMEDICAL INC.



February 14, 2004                      By: /s/ Kathy Jiangq
                                           ------------------------------
                                           Kathy Jiang, President and Principal
                                           Financial Officer